FIGS Releases Second Quarter 2022 Financial Results
Net Revenues Growth of 20.9% YoY, Net Income of $4.9 million, and Adjusted EBITDA Margin of 17.6%, Ahead of Our Expectations
Heather Hasson Named Executive Chair; Trina Spear Becomes Sole Chief Executive Officer
SANTA MONICA, Calif., August 4, 2022 — FIGS, Inc. (NYSE: FIGS) (the “Company”), the direct-to-consumer healthcare apparel and lifestyle brand, today released its second quarter 2022 financial results and published a financial highlights presentation on its investor relations website at ir.wearfigs.com/financials/quarterly-results/.
Second Quarter 2022 Financial Highlights
•Net revenues were $122.2 million, an increase of 20.9% year over year, driven by an increase in orders as a result of strong retention of existing customers and new customer acquisition and, to a lesser extent, an increase in AOV.
•Gross margin was 70.6%, a decrease of 270 basis points year over year, driven by increased ocean and air freight rates, an increase in freight-in driven by higher utilization of more expensive air freight, and product mix shift.
•Operating expenses were $76.9 million, a decrease of 27.6% year over year. As a percentage of net revenues, operating expenses decreased to 62.8% from 105.0% in the prior year period, primarily driven by lower stock-based compensation expense.
•Net income was $4.9 million and diluted earnings per share was $0.03.
•Net income, as adjusted(1) was $6.3 million and diluted earnings per share, as adjusted(1) was $0.03.
•Adjusted EBITDA(1) was $21.5 million, a decrease of $5.3 million year over year.
•Adjusted EBITDA margin(1) was 17.6%, a decrease of 890 basis points year over year.
Key Operating Metrics
•Active customers(2) as of June 30, 2022 increased 26.2% to 2.0 million.
•Net revenues per active customer(2) was $227, an increase of 3.7% year over year.
•Average Order Value (“AOV”)(2) was $109, an increase of 5.8% year over year primarily driven by higher units per transaction and average unit retail.
Comments from FIGS’ Co-Founder and Chief Executive Officer, Trina Spear:
“We are thrilled to deliver both net revenues and adjusted EBITDA results ahead of our expectations,” said Trina Spear, CEO and Co-Founder. “Our ability to achieve over 20% topline growth and sustain strong profitability in this difficult macro environment makes me more confident than ever in the long-term growth potential of our business.”
2022 Financial Outlook
•Maintaining Net revenues outlook in the range of $510 to $530 million, representing year over year growth of approximately 22% to 26%.
•Maintaining Adjusted EBITDA margin(3) outlook in the range of 16% to 18%.

(1) “Net income, as adjusted,” “diluted earnings per share, as adjusted,” “adjusted EBITDA” and “adjusted EBITDA margin” are non-GAAP financial measures. Please see the sections titled “Non-GAAP Financial Measures and Key Operating Metrics” and “Reconciliations of GAAP to Non-GAAP Measures” below for more information regarding the Company’s use of non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by net revenues.
(2) “Active customers,” “net revenues per active customer” and “average order value” are key operational and business metrics that are important to understanding the Company's performance. For information regarding how the Company calculates its key operational and business metrics, please see the section titled “Non-GAAP Financial Measures and Key Operating Metrics.”
(3) The Company has not provided a quantitative reconciliation of its adjusted EBITDA margin outlook to a GAAP net income margin outlook because it is unable, without making unreasonable efforts, to project certain reconciling items. These items include, but are not limited to, future stock-based compensation expense, income taxes, expenses related to non-ordinary course disputes, and transaction costs. These items are inherently variable and uncertain and depend on various factors, some of which are outside of the Company’s control or ability to predict. For more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures and Key Operating Metrics.”
Changes to Leadership Titles
FIGS announced new titles for co-Chief Executive Officers, Heather Hasson and Trina Spear. Effective immediately, Ms. Hasson, who also serves as Chair of the Board of Directors, will assume the title of Executive Chair and continue to focus on developing product innovations for FIGS. Ms. Spear will be FIGS’ sole Chief Executive Officer, where she will continue to chart the Company’s strategic direction as well as oversee day-to-day operations.
“It’s been almost a decade since we founded FIGS to bring innovative products to the highly overlooked healthcare community and celebrate their incredible commitment to humanity,” said Ms. Hasson. “As Trina and I continue our partnership, today’s announcement formalizes a division of responsibility that naturally came about as we progressed during our first year as a public company. The clarity of title and roles will allow me to focus on product innovation, and I look forward to continuing to work alongside Trina, who has executed as a brilliant leader for FIGS for many years now.”
“Heather’s exceptional vision, creativity and deep understanding of the healthcare community led us to build FIGS into what it is today,” said Ms. Spear. “While our titles have changed, little else has, and I am excited to continue our partnership and shared mission to champion the healthcare community.”
Conference Call Details
FIGS management will host a conference call and webcast today at 2:00 p.m. PT / 5:00 p.m. ET to discuss the Company’s financial and business results and outlook. To participate, please dial 1-844-200-6205 (US) or 1-929-526-1599 (International) and the conference ID 917136. The call is also accessible via webcast at ir.wearfigs.com. A recording will be available shortly after the conclusion of the call until 11:59 p.m. ET on August 11, 2022. To access the replay, please dial 1-866-813-9403 (US) or +44-204-525-0658 (International) and the conference ID 972700. An archive of the webcast will be available on FIGS’ investor relations website at ir.wearfigs.com.
Non-GAAP Financial Measures and Key Operating Metrics
In addition to the GAAP financial measures set forth in this press release, the Company has included non-GAAP financial measures within the meaning of Regulation G and Item 10(e) of Regulation S-K. The Company has also included “active customers,” “net revenues per active customer” and “average order value,” which are key operational and business metrics that are important to understanding Company performance. The Company calculates “active customers” as unique customer accounts that have made at least one purchase in the preceding 12-month period. The Company calculates “net revenues per active customer” as the sum of the total net revenues in the preceding 12-month period divided by the current period “active customers.” The Company calculates “average order value” as the sum of the total net revenues in a given period divided by the total orders placed in that period. Total orders are the summation of all completed individual purchase transactions in a given period.

The Company uses “net income, as adjusted,” “diluted earnings per share, as adjusted,” “adjusted EBITDA” and “adjusted EBITDA margin” to provide useful supplemental measures that assist in evaluating its ability to generate earnings, provide consistency and comparability with its past financial performance and facilitate period-to-period comparisons of its core operating results as well as the results of its peer companies. The Company calculates “net income, as adjusted,” as net income adjusted to exclude transaction costs, expenses related to non-ordinary course disputes, stock-based compensation, including expense related to award modifications, accelerated performance awards and ambassador grants in connection with the IPO, and expense resulting from the retirement of the Company's previous CFO, and the income tax impact of these adjustments. The Company calculates “diluted earnings per share, as adjusted” as net income, as adjusted divided by diluted shares outstanding. The Company calculates “adjusted EBITDA” as net income adjusted to exclude: other income (loss), net; gain/loss on disposal of assets; provision for income taxes; depreciation and amortization expense; stock-based compensation and related expense; transaction costs; and expenses related to non-ordinary course disputes. The Company calculates “adjusted EBITDA margin” by dividing adjusted EBITDA by net revenues.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures are included below under the heading “Reconciliations of GAAP to Non-GAAP Measures.”
About FIGS
FIGS is a founder-led, direct-to-consumer healthcare apparel and lifestyle brand that seeks to celebrate, empower, and serve current and future generations of healthcare professionals. We create technically advanced apparel and products for healthcare professionals that feature an unmatched combination of comfort, durability, function, and style. We market and sell our products directly through our digital platform to provide a seamless experience for healthcare professionals.
Forward Looking Statements
This press release contains various forward-looking statements about the Company within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are based on current management expectations, and which involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such forward-looking statements. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project,” “should”, “strategy”, “strive”, “target”, “will” or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. These forward-looking statements address various matters, including expectations regarding long-term growth and the Company’s outlook as to net revenues and adjusted EBITDA margin for the full year ending December 31, 2022; the Executive Chair’s continued focus on developing product innovations; the CEO’s continued role in the Company’s strategic direction and day-to-day operations; the continued partnership of the Executive Chair and CEO; all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the impact of COVID-19 on the Company’s operations; the Company’s ability to maintain its recent rapid growth; the Company’s ability to maintain profitability; the Company’s ability to maintain the value and reputation of its brand; the Company’s ability to attract new customers, retain existing customers, and to maintain or increase sales to those customers; the success of the Company’s marketing efforts; the Company’s ability to maintain a strong community of engaged customers and Ambassadors; negative publicity related to the Company’s marketing efforts or use of social media; the Company’s ability to successfully develop and introduce new, innovative, and updated products; the competitiveness of the market for healthcare apparel; the Company’s ability to attract and retain highly skilled team members; risks associated with expansion into, and conducting business in, international markets; changes in, or disruptions to, the Company’s shipping arrangements; the Company’s ability to accurately forecast customer demand, manage its inventory, and plan for future expenses; the Company’s reliance on a limited number of third-party suppliers; the fluctuating costs of raw materials; the Company’s failure to protect its intellectual property rights; the fact that the operations of many of the Company’s suppliers and vendors are subject to additional risks that are beyond its control; and other risks, uncertainties, and factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 to be filed with the Securities and Exchange Commission (“SEC”), the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 10, 2022, and the Company’s other periodic filings with the SEC. The forward-looking statements in this press release speak only as of the time made and the Company does not undertake to update or revise them to reflect future events or circumstances.

FIGS, INC.
BALANCE SHEETS
(In thousands, except share and per share data)

	As of
	June 30, 2022	December 31, 2021
Assets	(Unaudited)
Current assets
Cash and cash equivalents	$170,220	$195,374
Restricted cash	—	2,056
Accounts receivable	5,078	2,441
Due from related party	631	—
Inventory, net	127,646	86,068
Prepaid expenses and other current assets	12,329	7,400
Total current assets	315,904	293,339
Non-current assets
Property and equipment, net	8,809	7,613
Operating lease right-of-use assets	16,632	—
Deferred tax assets	10,554	10,239
Other assets	1,747	560
Total non-current assets	37,742	18,412
Total assets	$353,646	$311,751
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$10,608	$14,604
Operating lease liabilities	3,004	—
Accrued expenses	27,839	24,677
Accrued compensation and benefits	3,470	6,464
Sales tax payable	3,786	3,728
Gift card liability	5,909	5,590
Deferred revenue	1,044	596
Returns reserve	2,374	2,761
Income tax payable	—	3,973
Total current liabilities	58,034	62,393
Non-current liabilities
Operating lease liabilities, non-current	17,267	—
Deferred rent and lease incentive	—	3,542
Other non-current liabilities	215	243
Total liabilities	$75,516	66,178
Commitments and contingencies (Note 9)
Stockholders’ equity
Class A Common stock — par value $0.0001 per share, 1,000,000,000 shares authorized as of June 30, 2022 and December 31, 2021; 158,728,167 and 152,098,257 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	15	15
Class B Common stock — par value $0.0001 per share, 150,000,000 shares authorized as of June 30, 2022 and December 31, 2021; 6,534,491 and 12,158,187 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	1	1
Preferred stock — par value $0.0001 per share, 100,000,000 shares authorized as of June 30, 2022 and December 31, 2021; zero shares issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Additional paid-in capital	246,432	227,626
Retained earnings	31,682	17,931
Total stockholders’ equity	278,130	245,573
Total liabilities and stockholders’ equity	$353,646	$311,751

FIGS, INC.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except share and per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net revenues	$122,247	$101,117	$232,348	$188,196
Cost of goods sold	35,899	26,964	67,569	51,683
Gross profit	86,348	74,153	164,779	136,513
Operating expenses
Selling	26,803	19,222	48,861	36,337
Marketing	20,824	15,488	36,232	26,327
General and administrative	29,270	71,504	56,490	89,850
Total operating expenses	76,897	106,214	141,583	152,514
Net income (loss) from operations	9,451	(32,061)	23,196	(16,001)
Other income (loss), net
Interest income (expense)	70	(31)	79	(67)
Other expense	—	—	(1)	(2)
Total other income (loss), net	70	(31)	78	(69)
Net income (loss) before provision for income taxes	9,521	(32,092)	23,274	(16,070)
Provision for income taxes	4,669	8,454	9,523	13,036
Net income (loss) and comprehensive income (loss)	$4,852	$(40,546)	$13,751	$(29,106)
Earnings (loss) attributable to Class A and Class B common stockholders
Basic earnings (loss) per share	$0.03	$(0.26)	$0.08	$(0.19)
Diluted earnings (loss) per share	$0.03	$(0.26)	$0.07	$(0.19)
Weighted-average shares outstanding—basic	164,919,979	156,867,484	164,664,480	155,725,959
Weighted-average shares outstanding—diluted	188,903,553	156,867,484	191,142,834	155,725,959

FIGS, INC.
STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six months ended June 30,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$13,751	$(29,106)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization expense	808	666
Deferred income taxes	(315)	3,153
Non-cash operating lease cost	1,061	—
Stock-based compensation	17,254	61,027
Changes in operating assets and liabilities:
Accounts receivable	(2,637)	1,846
Due from related party	(631)	(4,875)
Inventory	(41,578)	(12,639)
Prepaid expenses and other current assets	(4,929)	(1,674)
Other assets	(687)	(6)
Accounts payable	(4,081)	4,575
Accrued expenses	2,970	8,553
Deferred revenue	448	(1,102)
Accrued compensation and benefits	(2,994)	(70)
Returns reserve	(387)	451
Sales tax payable	58	836
Income tax payable	(3,973)	805
Gift card liability	319	350
Deferred rent and lease incentive	—	(49)
Operating lease liabilities	(964)	—
Other non-current liabilities	(28)	—
Net cash (used in) provided by operating activities	(26,535)	32,741
Cash flows from investing activities:
Purchases of property and equipment	(1,727)	(1,023)
Purchases of held-to-maturity securities	(500)	—
Net cash used in investing activities	(2,227)	(1,023)
Cash flows from financing activities:
Proceeds from issuance of Class A common stock in initial public offering, net of underwriting discounts	—	95,881
Payments of initial public offering issuance costs, net of reimbursements	—	(780)
Proceeds from stock option exercises and employee stock purchases	1,073	572
Tax payments related to net share settlements on restricted stock units	—	(21,556)
Capital contributions	479	—
Net cash provided by financing activities	1,552	74,117
Net (decrease) increase in cash, cash equivalents, and restricted cash	(27,210)	105,835
Cash, cash equivalents, and restricted cash, beginning of period	197,430	58,133
Cash, cash equivalents, and restricted cash, end of period	$170,220	$163,968
Supplemental disclosures:
Property and equipment included in accounts payable and accrued expenses	$309	$247
Deferred offering costs included in accounts payable and accrued expenses	$—	$780

FIGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(Unaudited)
The following table presents a reconciliation of net income, as adjusted and diluted earnings per share, as adjusted to net income, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021

	(in thousands, except per share data)
Net income (loss)	$4,852	$(40,546)	$13,751	$(29,106)
Add (deduct):
Transaction costs	145	(186)	145	339
Expenses related to non-ordinary course disputes(1)	2,787	1,980	5,204	4,416
Stock-based compensation expense in connection with the IPO and other(2)	—	50,384	—	50,384
Income tax impacts of items above	(1,438)	2,710	(2,291)	1,863
Net income, as adjusted	$6,346	$14,342	$16,809	$27,896
Diluted EPS, as adjusted	$0.03	$0.08	$0.09	$0.15
Weighted-average shares used to compute Diluted EPS, as adjusted(3)	188,903,553	190,758,131	191,142,834	185,408,438
(1) Represents certain legal fees incurred in connection with the litigation claims described in the section titled “Legal Proceedings” appearing in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.
(2) Includes stock-based compensation expense and payroll taxes related to equity award activity.
(3) We adjust the weighted-average number of shares outstanding for the dilutive effect of potential common equivalent shares in each period presented.
The following table presents a reconciliation of adjusted EBITDA to net income, which is the most directly comparable financial measure calculated in accordance with GAAP:

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
	(in thousands, except margin)
Net income (loss)	$4,852	$(40,546)	$13,751	$(29,106)
Add (deduct):
Other income (loss), net	(70)	31	(78)	69
Provision for income taxes	4,669	8,454	9,523	13,036
Depreciation and amortization expense(1)	433	344	808	656
Stock-based compensation and related expense(2)	8,808	56,716	17,254	61,731
Transaction costs	—	(186)	—	339
Expenses related to non-ordinary course disputes(3)	2,787	1,980	5,204	4,416
Adjusted EBITDA	$21,479	$26,793	$46,462	$51,141
Adjusted EBITDA Margin	17.6%	26.5%	20.0%	27.2%
(1) Excludes amortization of debt issuance costs included in “Other income (loss), net.”
(2) Includes stock-based compensation expense and payroll taxes related to equity award activity.
(3) Represents certain legal fees incurred in connection with the litigation claims described in the section titled “Legal Proceedings” appearing in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

FIGS, INC.
KEY OPERATING METRICS
(Unaudited)
Active customers as of June 30, 2022 and 2021, respectively, net revenues per active customer as of June 30, 2022 and 2021, respectively, and average order value for the three and six months ended June 30, 2022 and 2021, respectively, are presented in the following tables:

	As of June 30,
	2022	2021
	(in thousands)
Active customers	2,047	1,622

	As of June 30,
	2022	2021
Net revenues per active customer	$227	$219

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Average order value	$109	$103	$112	$101

Contacts

Investors:
Daniella Turenshine, CFO
IR@wearfigs.com

Jean Fontana, ICR, Inc.
IR@wearfigs.com

Media:
Todd Maron
press@wearfigs.com